UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2007

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive and Management Bonus Plan:

On February 1, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of SumTotal Systems, Inc., a Delaware corporation (the “SumTotal Systems” or the “Company”), approved and adopted the SumTotal Systems Executive and Management Bonus Plan for 2007 (the “2007 Bonus Plan”), including the target bonus levels for the Company’s Section 16 officers in the 2007 Bonus Plan as described below. The 2007 Bonus Plan establishes the criteria, allocations, methodologies and metrics for payments of incentive bonuses, if any, to the participants in the 2007 Bonus Plan, including Section 16 officers. Two components comprise the total bonus: (i) 80% of the target bonus is based on the achievement of business financials where the targets and bonus are cumulative on a quarter by quarter basis, and (ii) 20% of the target bonus is based on the achievement of the participant’s most important tasks as agreed upon by the Compensation Committee and paid after the end of the fiscal year.

This description is qualified in its entirety by the 2007 Bonus Plan, which is filed as Exhibit 10.1 hereto.

Section 16 Officer 2006 Compensation:

On February 1, 2007, the Compensation Committee approved the Section 16 officer base salaries and target bonus levels for the 2007 Bonus Plan for fiscal year 2007, as follows:

Name and Position	Base Salary	Target Bonus
Don Fowler Chief Executive Officer	$450,000	80%
Dave Crussell Executive Vice President, Chief Operating Officer	$350,000	70%
Neil Laird Executive Vice President, Chief Financial Officer	$290,000	60%
Erika Rottenberg Senior Vice President, General Counsel & Secretary	$250,000	55%
Sanjay Dholakia Senior Vice President, Marketing and Alliances	$250,000	55%

2007 Board Compensation:

Further, on February 2, 2007, the Board of Directors of the Company unanimously approved, upon the recommendation of the Compensation Committee, the 2007 compensation for non-employee and non-consultant Board members upon the recommendation of the Company’s Compensation Committee, in two components: cash compensation and equity compensation. Effective January 1, 2007, each non-employee and non-consultant director shall receive the following annual cash retainer, paid quarterly and pro-rated for any pro-rata services:

Cash Compensation

Board Position	Annual Retainer
Board Member	$45,000

Audit Committee Member	$6,000

Compensation Committee Member	$4,500

Governance Committee Member	$2,500

Chairs also receive additional retainers of:

Board Chair	$10,000

Audit Committee Chair	$10,000

Compensation Committee Chair	$6,500

Governance Committee Chair	$5,500

Additional fees may be paid to directors upon approval by the Board or a Committee, as the case may be, on a quarterly basis:

(a)	non-employee and non-consultant directors shall receive a per meeting fee of $1,000 for in person special meetings and $500 for telephone special meetings, provided that such meetings are particularly time-intensive; and

(b)	a director may be paid additional fees if substantial additional work is required beyond what one would normally expect in an ordinary year.

Equity Compensation:

On the date of the annual shareholders meeting, each non-employee board member shall receive an option of 10,000 shares of SumTotal common stock which will vest monthly over one year, pursuant to the Company’s 2004 Equity Incentive Plan (the “2004 Equity Plan”). Non-employee and non-consultant directors, shall, upon their appointment or election to the Board, as the case may be, receive an initial option of 20,000 shares of SumTotal stock with a three year annual vesting (33% per year on the first and second anniversary of such grant, and 34% on the third anniversary of such grant), pursuant to the 2004 Equity Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Executive and Management Bonus Plan 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ ERIKA ROTTENBERG
Erika Rottenberg
Senior Vice President, General Counsel & Secretary

Date: February 5, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive and Management Bonus Plan 2007